UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

MATSON, INC.

(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii 96803

(Address of principal executive office and zip code)

(808) 848-1211

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 28, 2012, Matson, Inc., formerly known as Alexander & Baldwin Holdings, Inc. (the “Company”) entered into an Assignment, Assumption and Release Agreement (the “Credit Agreement Assignment and Assumption”) with Bank of America, N.A. (“BofA”) and Matson Navigation Company, Inc. (“Matson Nav.”) pursuant to which Matson Nav. assigned to the Company and the Company accepted the assignment of all of Matson Nav.’s rights, interests, duties, obligations and liabilities under that certain Credit Agreement dated as of June 4, 2012 (as supplemented by the Credit Agreement Assignment and Assumption, the “Credit Agreement”), by and among Matson Nav., BofA and the other lender and agent parties thereto.  In connection with the Credit Agreement Assignment and Assumption, Matson Nav. and certain other subsidiaries of the Company entered into that certain Guaranty Agreement dated as of June 28, 2012 (the “Credit Agreement Guaranty”) pursuant to which Matson Nav. and such subsidiaries guaranteed all of the obligations of the Company under the Credit Agreement.

On June 29, 2012, the Company entered into an Assignment, Assumption and Release Agreement (the “NPA Assignment and Assumption,” and, collectively with the Credit Agreement Assignment and Assumption, the “Assignments”) with Matson Nav., the Prudential Insurance Company of America, Pruco Life Insurance Company, The Prudential Life Insurance Company, Ltd., Gibraltar Life Insurance Co. Ltd., Prudential Annuities Life Assurance Corporation and Prudential Arizona Reinsurance Universal Company (collectively the “Note Holders”) pursuant to which Matson Nav. assigned to the Company and the Company accepted the assignment of all of Matson Nav.’s rights, interests, duties, obligations and liabilities under that certain Note Purchase Agreement dated as of June 4, 2012 (as supplemented by the NPA Assignment and Assumption, the “Note Purchase Agreement”), by and among Matson Nav. and the Note Holders.  In connection with the NPA Assignment and Assumption, Matson Nav. and certain other subsidiaries of the Company entered into that certain Multiparty Guaranty dated as of June 29, 2012 (the “NPA Guaranty”) pursuant to which Matson Nav. and such subsidiaries guaranteed all of the obligations of the Company under the Note Purchase Agreement and with the Company, a related Indemnity, Contribution and Subordination Agreement also dated June 29, 2012.  In addition, in connection with the execution of the Assignments, The Prudential Insurance Company of America, as Collateral Agent, released the First Preferred Ship Mortgage, dated May 19, 2005, which had been collateral to the original Amended and Restated Note Purchase Agreement, dated May 19, 2005, which was superseded by the Note Purchase Agreement.

For a more detailed description of the terms of the Credit Agreement and the Note Purchase Agreement, please see the Form 8-K filed by Alexander & Baldwin, Inc. on June 7, 2012, which summary is incorporated in its entirety by reference herein.  The descriptions set forth above are qualified in their entirety by the BofA Assignment Agreement, the NPA Assignment Agreement, the Credit Agreement Guaranty, and the NPA Guaranty (in each case, attached as Exhibits hereto), and the Credit Agreement and the Note Purchase Agreement, in each case as in effect prior to the Assignments (attached as Exhibits to the Form 8-K referenced above and incorporated herein by reference).

Item 1.02.              Termination of a Material Definitive Agreement.

On June 28, 2012, Matson Nav. terminated its Credit Agreement dated as of August 5, 2011 (the “Prior Revolving Credit Agreement”) by and among Matson Nav., First Hawaiian Bank, as Agent, and the other lender and agent parties thereto. At the time of termination of the Prior Revolving Credit Agreement, all loans outstanding thereunder were repaid in full by the Company. On June 29, 2012, the First Preferred Ship Mortgage, dated May 19, 2005, which had been collateral to the original Amended and Restated Note Purchase Agreement, dated May 19, 2005, was released by The Prudential Insurance Company of America, as Collateral Agent, in connection with the execution of the Assignments.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

On June 28, 2012, the Company borrowed a total of $230.3 million in revolving loans under its new Credit Agreement.  $72.0 of the total borrowing was used to pay off all loans outstanding under the Prior Revolving Credit Agreement and $158.3 million of the total borrowing was used to make the “A&B Capital Contribution” (as defined in the new Credit Agreement) and to pay Matson’s portion of shared separation expenses.  On June 28, 2012, a total of $7.0 million in letters of credit under the Matson Prior Credit Agreement were deemed to be issued under the new Credit Agreement.

Pursuant to the Note Purchase Agreement, on June 29, 2012, the Company issued new senior unsecured Notes in an aggregate amount of $170 million at the interest rates set forth in the Note Purchase Agreement and modified its existing Series B Notes to effect a collateral release and increase the interest rate on such Series B Notes as set forth in the Note Purchase Agreement.  The proceeds from such issuance were used (i) to pay off $158.3 million of the Company’s revolving borrowing under the Credit Agreement from June 28, 2012 and (ii) for general corporate purposes.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Material Compensatory Plan, Contract or Arrangement.

A form of Executive Change of Control Agreement (the “Change of Control Agreement”) was adopted by the Board that will be entered into by Matthew Cox, Joel Wine, Kevin O’Rourke, David Hoppes, Ron Forest, Vic Angoco, Peter Weis, Yolanda Gonzalez, and Rusty Rolfe of Matson, Inc. (the “Company”). The Change of Control Agreement will replace any existing similar agreement for each such executive officer.

The Letter Agreements are intended to encourage the executives’ continued employment with the Company by providing them with greater security in the event of termination of their employment following a change in control of the Company. Each Letter Agreement will expire on December 31, 2013, subject to automatic one-year extensions unless terminated by the Company; provided that the agreement will continue for twenty-four months if a change in control occurs during the term of the agreement. Each Letter Agreement provides for certain severance benefits if, during the term of the agreement, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” following a “change in control event” of the Company, as defined by Internal Revenue Code Section 409A. Upon such a termination of employment, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) certain awards and amounts under various incentive and deferred compensation plans, (iii) an amount in connection with the cancellation of the executive’s outstanding Company stock options equal to the spread between the fair market value of the Company’s stock subject to such options at the time of termination and the exercise price of such options and (iv) any legal fees incurred as a result of the termination. In addition, the Company will provide health and welfare benefits for the executive’s continued benefit for a period of two years after termination. The Company will also reimburse the executive for individual outplacement counseling services. Each Letter Agreement is “double trigger”, so no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occur. There are no tax gross-ups under these agreements; payments may be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code. If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (i) a date six months after the occurrence of the potential change in control, (ii) the termination of the executive’s employment by reason of disability or retirement, or (iii) the occurrence of a change in control of the Company.

The Board of Directors of the Company approved an increase in the annual rate of base salary for Matthew J. Cox, the Company’s principal executive officer, from $433,000 to $602,000, effective as of July 2, 2012.   In addition, Mr. Cox’s target bonus for the 2012 fiscal year was increased from 60% of annual base salary to 80% annual base salary to be applied to his increased rate of base salary, effective as of July 2, 2012.  The Board of Directors also approved reimbursing Mr. Cox for the rental costs of an apartment or condominium unit for his use while he is in Hawaii.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Separation, the Company filed an amendment to its Amended and Restated Articles of Incorporation with the Department of Commerce and Consumer Affairs of the State of Hawaii to change its name from “Alexander & Baldwin Holdings, Inc.” to “Matson, Inc.” effective as of June 29, 2012.

Item 9.01.              Financial Statements and Exhibits

(b)           Pro Forma Financial Information

Attached hereto as Exhibit 99.1 are unaudited pro forma condensed consolidated financial statements that give effect to the Separation.  Specifically, the unaudited pro forma condensed consolidated financial statements exclude the results of the real estate development, real estate leasing and agricultural businesses. Additional information concerning the unaudited pro forma condensed consolidated financial statements is contained in Exhibit 99.1.

(d)           Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012

MATSON, INC.

/s/ Matthew J. Cox
Matthew J. Cox
President, Chief Executive Officer